Exhibit 99.1

Aeries Technology Reports Third Quarter Fiscal 2026 Results; Increases FY26 Adjusted EBITDA Guidance; Issues FY27 Outlook

Margin Expansion, Operating Leverage and Multi-Year GCC Momentum Drive Increased Visibility

New York, February 9, 2026 — Aeries Technology, Inc. (NASDAQ: AERT) (“Aeries” or the “Company”), a global leader in AI-powered business transformation and Global Capability Center (GCC) services, today announced financial results for its third quarter of fiscal 2026, ended December 31, 2025.

Based on performance through the third quarter and continued execution momentum, Aeries is increasing the current full-year fiscal 2026 adjusted EBITDA guidance to a range of $7 million to $8 million, compared to the prior guidance of $6 million to $8 million.

For fiscal 2027, which runs from April 2026 through March 2027, and based on our current portfolio of signed contracts and active program expansions already underway, Aeries expects revenue in the range of $80 million to $84 million, with an adjusted EBITDA range of $10 million to $12 million.

The company delivered another quarter of solid performance driven by strong execution across India and Mexico, increasing adoption of transformation programs, and continued expansion of multi-year GCC engagements. Aeries also generated positive operating cash flow for the third consecutive quarter, reflecting improved operating leverage and cost discipline.

Financial Highlights (unaudited)

For the quarter ended December 31, 2025, (Q3 FY2026)

●	Revenue of $17.5 million

●	Net Income of $1.2 million

●	Adjusted EBITDA of $2.5 million and 14.1% margin

●	Operating cash flow positive for the third consecutive quarter, at approximately $2.4 million.

These results reflect continued progress in building a more predictable and efficient operating model, supported by automation-driven productivity gains, improved delivery utilization, and disciplined execution across client programs.

The quarter was marked by continued activity across GCC engagements. During the quarter, Aeries continued to advance its automation and AI delivery initiatives and was recognized by industry analysts for its GCC setup and expansion capabilities. Demand from private equity portfolio companies and mid-market enterprises remained strong, contributing to increased client expansions and improved forward visibility.

To support continued scaling of client programs, Aeries has also strengthened its talent acquisition capabilities through a strategic partnership with a leading global recruitment firm, enhancing its ability to ramp GCC operations efficiently and support accelerated client onboarding across geographies.

Third Quarter Highlights

●	Third consecutive quarter of positive operating cash flow

●	Meaningful year-over-year improvement in adjusted EBITDA and margins

●	Continued expansion of multi-year GCC engagements across India and Mexico

“Aeries continued to make solid progress this quarter, with stable revenue, improved adjusted EBITDA performance, and positive operating cash flow,” said Ajay Khare, Chief Executive Officer of Aeries Technology. “Based on our performance through the third quarter and increased visibility from signed and in-flight programs, we are increasing our current full-year fiscal 2026 adjusted EBITDA guidance to a range of $7 million to $8 million, compared to our prior guidance of $6 million to $8 million. and are providing an initial view into fiscal 2027, reflecting continued momentum in revenue growth and profitability. As more client programs reach steady state through our GCC engagement models, we are enabling more predictable and sustainable value creation for private equity-backed and mid-market enterprises.”

Aeries’ third quarter results reflect improving operating fundamentals, deeper client relationships, and continued progress in profitability and cash generation. The expanding contribution of automation, scaled GCC delivery, and multi-year program ramps supports increasing confidence in the Company’s medium- and long-term growth outlook.

Conference Call Details

The company will host a conference call to discuss its financial results on February 9, 2026, at 08:00 AM ET. The call will be accessible by telephone at 1-877-407-0792 (domestic) or 1-201-689-8263 (international). The call transcript will also be available on the company’s investor relations website at https://ir.aeriestechnology.com.

About Aeries Technology

Aeries Technology (NASDAQ: AERT) is a global leader in AI-enabled value creation, business transformation, and Global Capability Center (GCC) delivery for private-equity (PE) portfolio companies, supporting scalable, technology-driven execution. Founded in 2012, its commitment to workforce development has earned it the Great Place to Work Certification for three consecutive years.

Non-GAAP Financial Measures

The Company uses non-GAAP financial information and believes it is useful to investors as it provides additional information to facilitate comparisons of historical operating results, identify trends in its underlying operating results and provide additional insight and transparency on how it evaluates the business. The Company uses non-GAAP financial measures to budget, make operating and strategic decisions, and evaluate its performance. The Company has detailed the non-GAAP adjustments that it makes in the non-GAAP definitions below. The adjustments generally fall within the categories of non-cash items. The Company believes the non-GAAP measures presented herein should always be considered along with, and not as a substitute for or superior to, the related GAAP financial measures. In addition, similarly titled items used by other companies may not be comparable due to variations in how they are calculated and how terms are defined. For further information, see “Reconciliation of Non—GAAP Financial Measures” below, including the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures.

The Company defines Adjusted EBITDA as net income from operations before interest, income taxes, depreciation and amortization, further adjusted to exclude stock-based compensation, M&A transaction-related costs, and changes in fair value of derivative liabilities.

Adjusted EBITDA is a key performance indicator the company uses in evaluating our operating performance and in making financial, operating, and planning decisions. The Company believes this measure is useful to investors in the evaluation of Aeries’ operating performance as such information was used by the Company’s management for internal reporting and planning procedures, including aspects of our consolidated operating budget and capital expenditures. Adjusted EBITDA as a measure has some limitations in that it does not reflect: (i) our cash expenditures or future requirements for capital expenditures or contractual commitments; (ii) foreign exchange gain/loss; (iii) changes in, or cash requirements for, working capital; (iv) significant interest expense or the cash requirements necessary to service interest or principal payments on our outstanding debt; (v) payments made or future requirements for income taxes; (vi) cash requirements for future replacement or payment in depreciated or amortized assets; (vii) stock based compensation costs, (viii) severance pay, (ix) Business Combination and M&A transaction related costs, which represent non-recurring legal, professional, personnel and other fees and expenses incurred in connection with potential mergers and acquisitions related activities, and (x) change in fair value of derivative liabilities. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by Revenue.

The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, as the Company is unable to estimate significant non-recurring or unusual items without unreasonable effort. The amounts and timing of these items are uncertain and could be material to the company’s results calculated in accordance with GAAP.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate”, “expect”, “hope”, “intend”, “may”, “might”, “should”, “would”, “will”, “understand” and similar words are intended to identify forward looking statements. These forward-looking statements include but are not limited to, statements regarding our future operating results, outlook, guidance and financial position, our business strategy and plans, our objectives for future operations, potential acquisitions and macroeconomic trends. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the control of Aeries and its subsidiaries, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, our ability to continue as a going concern; our ability to retain and expand our client base; changes in the business, market, financial, political and legal conditions in India, Singapore, the United States, Mexico, the Cayman Islands and other countries, including developments with respect to inflation, interest rates and the global supply chain, including with respect to economic and geopolitical uncertainty in many markets around the world, the potential of decelerating global economic growth and increased volatility in foreign currency exchange rates; the potential for our business development efforts to maximize our potential value; the ability to maintain the listing of our Class A ordinary shares and our public warrants on Nasdaq, and the potential liquidity and trading of our securities; changes in applicable laws or regulations and other regulatory developments in the United States, India, Singapore, Mexico, the Cayman Islands and other countries; our ability to develop and maintain effective internal controls, including our ability to remediate the material weakness in our internal controls over financial reporting; our success in retaining or recruiting, or changes required in, our officers, key employees or directors; our financial performance; our ability to make acquisitions, divestments or form joint ventures or otherwise make investments and the ability to successfully complete such transactions and integrate with our business; the period over which we anticipate our existing cash and cash equivalents will be sufficient to fund our operating expenses and capital expenditure requirements; the conflicts between Russia and Ukraine, and Israel and Hamas, and the tensions between China and Taiwan, and any restrictive actions that have been or may be taken by the U.S. and/or other countries in response thereto, such as sanctions or export controls; risks related to cybersecurity and data privacy; the impact of inflation; and the fluctuation of economic conditions, global conflicts, inflation and other global events on Aeries’ results of operations and global supply chain constraints. Further information on risks, uncertainties and other factors that could affect our financial results are included in Aeries’ periodic and current reports filed with the U.S. Securities and Exchange Commission. Furthermore, Aeries operates in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Aeries disclaims any intention to, and undertakes no obligation to, update or revise forward-looking statements.

Contact

IR@aeriestechnology.com

AERIES TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

As of December 31, 2025 and March 31, 2025

(in thousands of United States dollars, except share and per share amounts)

	December 31, 2025	March 31, 2025
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$2,570	$2,764
Accounts receivable, net of allowance of $3498 and $3,574, as of December 31, 2025 and March 31, 2025, respectively	10,331	10,982
Prepaid expenses and other current assets, net of allowance of $0 and $0, as of December 31, 2025 and March 31, 2025, respectively	8,425	7,581
Deferred transaction costs	125	-
Total current assets	21,451	21,327
Property and equipment, net	1,788	1,570
Operating right-of-use assets	9,969	9,602
Deferred tax assets	4,001	4,064
Long-term investments, net of allowance of $73 and $76, as of December 31, 2025 and March 31, 2025, respectively	1,915	1,830
Other assets	2,857	1,440
Total assets	$41,981	$39,833

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY / (DEFICIT)
Current liabilities:
Accounts payable	6,441	8,154
Accrued compensation and related benefits, current	2,385	2,432
Operating lease liabilities, current	3,191	2,543
Short-term borrowings	3,080	6,504
Forward purchase agreement put option liability	4,093	5,034
Other current liabilities	9,385	7,753
Total current liabilities	28,575	32,420
Long-term debt	843	1,096
Operating lease liabilities, noncurrent	7,241	7,483
Derivative warrant liabilities	789	629
Deferred tax liabilities	174	139
Other liabilities	5,156	4,170
Total liabilities	$42,778	$45,937

Commitments and contingencies (Note 10)

Redeemable noncontrolling interest	395	(42)

Shareholders’ equity / (deficit)
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued or outstanding	-	-
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 50,209,716 shares issued and outstanding as of December 31, 2025; 47,152,626 shares issued and outstanding as of March 31, 2025	5	5
Class V ordinary shares, $0.0001 par value; 1 share authorized, issued and outstanding	-	-
Net shareholders’ investment and additional paid-in capital	29,115	27,203
Less: Common Stock held in treasury at cost; 1,285,392 shares as on December 31, 2025 and 1,285,392 shares as on March 31, 2025	(724)	(724)
Accumulated other comprehensive loss	(1,041)	(908)
Accumulated deficit	(28,547)	(31,380)
Total Aeries Technology, Inc. shareholders’ deficit	(1,192)	(5,804)
Noncontrolling interest	0	(258)
Total shareholders’ equity / (deficit)	(1,192)	(6,062)
Total liabilities, redeemable noncontrolling interest and shareholders’ equity (deficit)	$41,981	$39,833

The accompanying notes are an integral part of these condensed consolidated financial statements.

AERIES TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the three and nine months ended December 31, 2025 and 2024

(in thousands of United States dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended December 31,	Three Months Ended December 31,	Nine Months Ended December 31,	Nine Months Ended December 31,
	2025	2024	2025	2024
Revenues, net	$17,460	$17,607	$50,149	$51,147
Cost of revenue	14,118	13,565	38,007	39,520
Gross profit	3,342	4,042	12,142	11,627
Operating expenses	19%	23%	24%	23%
Selling, general & administrative expenses	2,570	9,199	8,563	37,299
Total operating expenses	2,570	9,199	8,563	37,299
Income from operations	772	(5,157)	3,579	(25,672)
Other income / (expense)
Change in fair value of forward purchase agreement put option liability	(652)	5,091	243	5,772
Change in fair value of derivative warrant liabilities	57	-	(160)	631
Gain on settlement of forward purchase agreement put option liability	-	581	-	581
Interest income	86	83	235	250
Interest expense	(76)	(226)	(339)	(508)
Other income/(expense), net	1,413	236	1,490	314
Total other income / (expense), net	828	5,765	1,469	7,040
Income / (loss) before income taxes	1,600	608	5,048	(18,632)
Income tax (expense) / benefit	(366)	1,440	(1,491)	3,057
Net income / (loss)	$1,234	$2,048	$3,557	$(15,575)
Less: Net income / (loss) attributable to noncontrolling interest	77	(383)	267	(979)
Less: Net income / (loss) attributable to redeemable noncontrolling interests	81	(622)	456	(638)
Net income / (loss) attributable to shareholders’ of Aeries Technology, Inc.	$1,076	$3,053	$2,834	$(13,958)

Weighted average shares outstanding of Class A ordinary shares, basic and diluted	48,758,286	44,516,659	47,742,195	42,257,552

Basic and Diluted net income / (loss) per Class A ordinary share	$0.02	$0.08	$0.06	$(0.32)

The accompanying notes are an integral part of these condensed consolidated financial statements.

AERIES TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the nine months ended December 31, 2025 and 2024

(in thousands of United States dollars, except share and per share amounts)

(Unaudited)

	Nine Months Ended December 31,	Nine Months Ended December 31,
	2025	2024
Cash flows from operating activities
Net income / (loss)	$3,557	$(15,575)
Adjustments to reconcile net income to net income / (loss) to net cash (used in) / provided by operating activities:
Depreciation and amortization expense	620	1,093
Stock-based compensation expense	293	12,746
Deferred tax (benefit) / expense	(134)	(3,592)
Accrued income from long-term investments	(179)	(161)
Provision for expected credit loss	99	6,775
Gain on lease termination	(1)	(29)
(Profit) / loss on sale of property and equipment	(19)	28
Sundry balances written back	(1,199)	-
Change in fair value of forward purchase agreement put option liability	(243)	(5,772)
Change in fair value of derivative warrant liabilities	160	(631)
Gain on settlement of forward purchase agreement put option liability	-	(581)
Loss on issuance of shares against accounts payables	-	342
Unrealized exchange (gain) / loss	(152)	(157)
Sundry balances written off	-	-
Changes in operating assets and liabilities:
Accounts receivable	524	2,104
Prepaid expenses and other current assets	477	(668)
Operating right-of-use assets	(937)	(4,162)
Other assets	(1,550)	(2,944)
Accounts payable	(231)	1,448
Accrued compensation and related benefits, current	(22)	(409)
Other current liabilities	1372	3,349
Operating lease liabilities	998	4,219
Other liabilities	1,329	704
Net cash provided by / (used in) operating activities	4,762	(1,873)

Cash flows from investing activities
Acquisition of property and equipment	(865)	(1,372)
Sale of property and equipment	84	93
Issuance of loans to affiliates	(136)	(1,356)
Payments received for loans to affiliates	108	1,361
Fixed Deposits placed with banks	(609)	-
Proceeds from maturities of fixed deposits placed with banks	250	-
Payment made towards investment in wholly owned subsidiary	(10)	-
Net cash used in investing activities	(1,178)	(1,274)

Cash flows from financing activities
Net repayment of short-term borrowings	(3,238)	(657)
Payment of insurance financing liability	(164)	(491)
Proceeds from long-term debt	-	1,506
Repayment of long-term debt	(125)	(1,401)
Payment of finance lease obligations	(136)	(272)
Payment of deferred transaction costs	(40)	(20)
Net changes in net stockholders’ investment	-	-
Proceeds from issuance of Class A ordinary shares, net of issuance cost	-	4,678
Net cash provided by financing activities	(3,703)	3,343
Effect of exchange rate changes on cash and cash equivalents	(75)	106
Net increase in cash and cash equivalents	(194)	302
Cash and cash equivalents at the beginning of the period	2,764	2,084
Cash and cash equivalents at the end of the period	$2,570	$2,386

Supplemental cash flow disclosure:
Cash paid for interest	$203	$612
Cash paid for income taxes, net of refunds	$947	$1,322

Supplemental disclosure of non-cash investing and financing activities:
Unpaid deferred transaction costs included in accounts payable and other current liabilities	$85	$627
Equipment acquired under finance lease obligations	$116	$57
Property and equipment purchase included in accounts payable	$-	$-
Settlement of accounts payable through issuance of Class A ordinary shares to vendors	$-	$342
Issuance of common stock to vendor in lieu future services	$180	$-
Assumption of net liabilities from Business Combination	$-	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

AERIES TECHNOLOGY, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

For the three and nine months ended December 31, 2025 and 2024

(in thousands of United States dollars, except percentages)

	Three Months Ended December 31,	Three Months Ended December 31,	Nine Months Ended December 31,	Nine Months Ended December 31,
	2025	2024	2025	2024
Net income / (loss)	$1,234	$2,048	$3,557	$(15,575)
Income tax expense / (benefit)	366	(1,440)	1,491	(3,057)
Interest income	(86)	(83)	(235)	(250)
Interest expense	76	226	339	508
Depreciation and amortization	210	348	620	1,093
Impairment Loss			-	-
EBITDA	$1,800	$1,099	$5,772	$(17,281)
Adjustments
(+) Stock-based compensation	-	-	293	12,746
(+) Business combination and M&A related costs	-	1,858	-	6,910
(+) Severance Pay	63	678	63	678
(-) Change in fair value of derivative liabilities	595	(5,091)	(83)	(6,403)
(-) Gain on settlement of forward purchase agreement put option liability	-	(581)	-	(581)
Adjusted EBITDA	$2,458	$(2,037)	$6,045	$(3,931)
Revenue	$17,460	$17,607	$50,149	$51,147

Adjusted EBITDA margin [Adjusted EBITDA / Revenue]	14.1%	(11.6)%	12.1%	(7.7)%